EXHIBIT 21
CROWN CASTLE INC. SUBSIDIARIES

Subsidiary	Jurisdiction of Incorporation
Assurable Insurance LLC	Texas
CC Holdings GS V LLC	Delaware
CC Towers Guarantor LLC	Delaware
CC Towers Holding LLC	Delaware
CCATT LLC	Delaware
CCATT Holdings LLC	Delaware
CCGS Holdings Corp.	Delaware
CCTM Holdings LLC	Delaware
CCTMO LLC	Delaware
Crown Atlantic Company LLC	Delaware
Crown Castle Atlantic LLC	Delaware
Crown Castle CA Corp.	Delaware
Crown Castle Fiber Holdings Corp.	Delaware
Crown Castle Fiber LLC	New York
Crown Castle GT Company LLC	Delaware
Crown Castle GT Corp.	Delaware
Crown Castle GT Holding Sub LLC	Delaware
Crown Castle Investment II Corp.	Delaware
Crown Castle Operating Company	Delaware
Crown Castle South LLC	Delaware
Crown Castle Towers 06-2 LLC	Delaware
Crown Castle Towers LLC	Delaware
Crown Castle USA Inc.	Pennsylvania
Crown Communication LLC	Delaware
Global Signal Acquisitions II LLC	Delaware
Global Signal Acquisitions IV LLC	Delaware
Global Signal Holdings III LLC	Delaware
Global Signal Operating Partnership, L.P.	Delaware
Pinnacle Towers Acquisition LLC	Delaware
Pinnacle Towers Acquisition Holdings LLC	Delaware
Pinnacle Towers LLC	Delaware